UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2024

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas	76262
(Address of Principal Executive Office)	(Zip Code)

(615) 549-6600
(Registrant’s Telephone Number, Including Area Code)
None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Current Report on Form 8-K filed by Farmer Bros. Co. (the “Company”) on February 6, 2024 (the “Initial 8-K”), on January 31, 2024 (the “Appointment Date”), the Company appointed John E. Moore III as the Company’s President and Chief Executive Officer.

In connection with Mr. Moore’s appointment to serve as the Company’s President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Moore, dated as of May 1, 2024 (the “Employment Agreement”), setting forth the terms and conditions of Mr. Moore’s employment as the Company’s President and Chief Executive Officer. This Current Report on Form 8-K/A is being filed as an amendment to the Initial 8-K to disclose the material terms of the Employment Agreement. Except as set forth herein, the disclosures made in the Initial 8-K remain unchanged.

The Employment Agreement provides that (i) commencing on January 31, 2024, Mr. Moore will serve as the President and Chief Executive Officer of the Company and will oversee and direct the operations of the Company and perform such other duties consistent with the responsibilities of a President and Chief Executive Officer of a public company or as may otherwise be assigned to him by the Board of Directors (the “Board”) of the Company; (ii) Mr. Moore’s employment will be on an at-will basis and there will be no fixed employment period; (iii) Mr. Moore will be entitled to an annualized base salary of $450,000, subject to annual review and adjustment by the Compensation Committee of the Board during the term of Mr. Moore’s employment with the Company; (iv) Mr. Moore will be eligible for an annual performance-based bonus with a target incentive of not less than 100% of his base salary, payable in the specific amounts determined by the Compensation Committee of the Board as set forth in the Employment Agreement, which such bonus, to the extent payable for fiscal 2023, shall be prorated for partial year service in the manner set forth in the Employment Agreement, (v) commencing in fiscal 2024, Mr. Moore shall be entitled to annual grants under the Company’s equity incentive plans as may be awarded to him by the Compensation Committee of the Board, which such awards shall be made at such times and on the same basis, terms and conditions applicable to the Company’s senior executives generally and (vi) the Company will provide to Mr. Moore all benefits and perquisites provided by the Company to its senior executives generally.

The Employment Agreement also binds Mr. Moore to restrictive covenants regarding confidentiality, non-competition, non-solicitation and the Company’s ownership of intellectual property.

The foregoing description of the material terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 1, 2024, by and between Farmer Bros. Co. and John E. Moore III.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2024

FARMER BROS. CO.

	By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel, Secretary and Chief Compliance Officer